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                                                EXHIBIT 10.6


                      TERMINATION OF ADVISORY AGREEMENT
                              WITH STOCK OPTION



For due consideration, ALC Communications Corporation, a Delaware corporation, with principal offices at 30300 Telegraph Road, Suite 350, Bingham Farms, Michigan 48025 ("ALC"), Grumman Hill Associates, Inc., 15 Ketchum Street, Westport, CT 06880 ("Grumman Hill"), Grumman Hill Investments, L.P., 15 Ketchum Street, Westport, CT 06880 ("Grumman Hill L.P."), and Richard D. Irwin, for themselves and on behalf of their respective successors and assigns, hereby agree to the termination of the Advisory Agreement with Stock Option entered into as of September 7, 1988, as amended between ALC and Grumman Hill.

Notwithstanding anything to the contrary herein, the stock option granted pursuant to the Advisory Agreement with Stock Option continues to be in full force and effect pursuant to the terms of said Agreement, and any exercise of such stock option shall not be void or otherwise rendered ineffective due to this Termination of Advisory Agreement with Stock Option.

In Witness Whereof, the parties have entered into this Termination of Advisory Agreement with Stock Option as of May 12, 1994 by their authorized representatives in multiple copies, each of which shall be deemed an original without production of the other copies.

ALC COMMUNICATIONS CORPORATION

By:  John M. Zrno
   -------------------------------------------------
   John M. Zrno,
   President and Chief Executive Officer

Grumman Hill Associates, Inc.
Grumman Hill Investments, L.P.

By: Richard D. Irwin
   -------------------------------------------------
   Richard D. Irwin,
   President, Grumman Hill Associates, Inc.
   General Partner, Grumman Hill Investments, L.P.

By:  Richard D. Irwin
   -------------------------------------------------
   Richard D. Irwin